EXHIBIT 21.1
CNL Healthcare Properties, Inc.
Subsidiaries of the Registrant

All entities were formed in Delaware and do business under the name listed, unless otherwise noted.

1.CHP Albuquerque NM Owner, LLC
2.CHP Albuquerque NM Tenant Corp. (d/b/a Palmilla Senior Living)
3.CHP Albuquerque NM Land Owner, LLC
4.CHP Anderson IN Senior Living Owner, LLC
5.CHP Auburn WA Owner, LLC
6.CHP Auburn WA Tenant Corp. (d/b/a Prestige Senior Living Auburn Meadows)
7.CHP Austin TX Holding GP, LLC
8.CHP Austin TX Holding, LP
9.CHP Austin TX Owner GP, LLC
10.CHP Austin TX Senior Living Owner, LP
11.CHP Austin TX Tenant Corp. (d/b/a The Pavilion at Great Hills)
12.CHP Batesville Healthcare Owner, LLC
13.CHP Beaverton OR Owner, LLC
14.CHP Beaverton OR Tenant Corp. (d/b/a Prestige Senior Living Beaverton Hills)
15.CHP Bend-High Desert OR Owner, LLC
16.CHP Bend-High Desert OR Tenant Corp. (d/b/a Prestige Senior Living High Desert)
17.CHP Billings MT Owner, LLC
18.CHP Billings MT Tenant Corp. (d/b/a MorningStar of Billings)
19.CHP Boise ID Owner, LLC
20.CHP Boise ID Tenant Corp. (d/b/a MorningStar of Boise)
21.CHP Broadway Healthcare Owner, LLC
22.CHP Cascadia Partners I, LLC
23.CHP Collierville TN Owner, LLC
24.CHP Collierville TN Tenant Corp. (d/b/a Hearthside Senior Living of Collierville)
25.CHP Columbia SC Owner, LLC
26.CHP Corvallis-West Hills OR Owner, LLC
27.CHP Corvallis-West Hills OR Tenant Corp. (d/b/a Prestige Senior Living West Hills)
28.CHP Duluth GA Senior Living Owner, LLC
29.CHP Duluth GA Tenant, LLC
30.CHP GP, LLC
31.CHP Grayson GA Owner, LLC
32.CHP Grayson GA Tenant Corp.
33.CHP Greenville SC Owner, LLC
34.CHP Greenville SC Tenant Corp.
35.CHP Gresham-Huntington Terrace OR Owner, LLC
36.CHP Gresham-Huntington Terrace OR Tenant Corp. (d/b/a Prestige Senior Living Huntington Terrace)
37.CHP Gulf Breeze FL Senior Living Owner, LLC
38.CHP Gulf Breeze FL Tenant Corp. (d/b/a The Beacon at Gulf Breeze)
39.CHP Hospital Holding, LLC

40.CHP Hurst TX Surgical Owner, LLC
41.CHP Idaho Falls ID Owner, LLC
42.CHP Idaho Falls ID Tenant Corp. (d/b/a MorningStar of Idaho Falls)
43.CHP IP Holding Company
44.CHP Isle at Cedar Ridge TX Owner, LLC
45.CHP Isle at Cedar Ridge TX Tenant Corp. (d/b/a Isle at Cedar Ridge)
46.CHP Isle at Watercrest-Bryan TX Owner, LLC
47.CHP Isle at Watercrest-Bryan TX Tenant Corp. (d/b/a Isle at Watercrest-Bryan and Watercrest at Bryan)
48.CHP Isle at Watercrest-Mansfield TX Owner, LLC
49.CHP Isle at Watercrest-Mansfield TX Tenant Corp. (d/b/a Isle at Watercrest-Mansfield)
50.CHP Jasper AL Owner, LLC
51.CHP Jasper AL Tenant Corp. (d/b/a Harborchase of Jasper)
52.CHP Jonesboro Healthcare Owner, LLC
53.CHP JV SL Development Holding, LLC
54.CHP Katy TX Member, LLC
55.CHP Lake Zurich IL Owner, LLC
56.CHP Lake Zurich IL Tenant Corp. (d/b/a Cedar Lake Assisted Living & Memory Care)
57.CHP Lancaster OH Senior Living Owner, LLC
58.CHP Layton UT Owner, LLC
59.CHP Layton UT Tenant Corp. (d/b/a Fairfield Village of Layton and Fairfield Village Rehabilitation)
60.CHP Legacy Ranch TX Owner, LLC
61.CHP Legacy Ranch TX Tenant Corp. (d/b/a Legacy Ranch)
62.CHP Longview-Monticello Park WA Owner, LLC
63.CHP Longview-Monticello Park WA Tenant Corp. (d/b/a Prestige Senior Living Monticello Park)
64.CHP Magnolia Healthcare Owner, LLC
65.CHP Maplewood MN Owner, LLC
66.CHP Maplewood MN Tenant Corp. (d/b/a The Shores of Lake Phalen)
67.CHP Marietta GA Senior Living Owner, LLC
68.CHP Marietta GA Tenant, LLC
69.CHP Meadows Place TX Holding GP, LLC
70.CHP Meadows Place TX Holding, LP
71.CHP Meadows Place TX Owner GP, LLC
72.CHP Meadows Place TX Senior Living Owner, LP
73.CHP Meadows Place TX Tenant Corp. (d/b/a The Hampton at Meadows Place)
74.CHP Medford-Arbor Place OR Owner, LLC
75.CHP Medford-Arbor Place OR Tenant Corp. (d/b/a Prestige Senior Living Arbor Place Memory Care and Prestige Senior Living Arbor Place)
76.CHP Mine Creek Healthcare Owner, LLC
77.CHP O'Fallon MO Owner, LLC
78.CHP O'Fallon MO Tenant Corp. (d/b/a Park Place II)
79.CHP Panama City FL Owner, LLC
80.CHP Panama City FL Tenant Corp.
81.CHP Park at Plainfield IL Owner, LLC

82.CHP Park at Plainfield IL Tenant Corp. (d/b/a HarborChase of Plainfield)
83.CHP Partners, LP
84.CHP Raider Ranch TX Owner, LLC
85.CHP Raider Ranch TX Tenant Corp. (d/b/a The Isle at Raider Ranch)
86.CHP Salem-Orchard Heights OR Owner, LLC
87.CHP Salem-Orchard Heights OR Tenant Corp. (d/b/a Prestige Senior Living Orchard Heights Memory Care and Prestige Senior Living Orchard Heights)
88.CHP Salem-Southern Hills OR Owner, LLC
89.CHP Salem-Southern Hills OR Tenant Corp. (d/b/a Prestige Senior Living Southern Hills)
90.CHP Senior Living Net Lease Holding, LLC
91.CHP Shorewood WI Owner, LLC
92.CHP Shorewood WI Tenant Corp.
93.CHP SL Development Holding, LLC
94.CHP SL Owner Holding I, LLC
95.CHP SL Owner Holding II, LLC
96.CHP South Bay Partners I, LLC
97.CHP Sparks NV Owner, LLC
98.CHP Sparks NV Tenant Corp. (Morningstar of Sparks)
99.CHP Springs TX Owner, LLC
100.CHP Springs TX Tenant Corp. (d/b/a The Springs)
101.CHP Tega Cay SC Owner, LLC
102.CHP Tillamook-Five Rivers OR Owner, LLC
103.CHP Tillamook-Five Rivers OR Tenant Corp. (d/b/a Prestige Senior Living Five Rivers)
104.CHP Town Village OK Owner, LLC
105.CHP Town Village OK Tenant Corp.
106.CHP TRS Development Holding, LLC
107.CHP TRS Holding, Inc.
108.CHP Tualatin-Riverwood OR Owner, LLC
109.CHP Tualatin-Riverwood OR Tenant Corp. (d/b/a Prestige Senior Living Riverwood)
110.CHP Vancouver-Bridgewood WA Owner, LLC
111.CHP Vancouver-Bridgewood WA Tenant Corp. (d/b/a Prestige Senior Living Bridgewood)
112.CHP Watercrest at Katy TX Owner, LLC (d/b/a Watercrest at Katy)
113.CHP Watercrest at Katy TX TRS Corp.
114.CHP Watercrest at Mansfield Holding, LLC
115.CHP Watercrest at Mansfield TX Owner, LLC (d/b/a Watercrest at Mansfield)
116.CHP Watercrest at Mansfield TX TRS Corp. (d/b/a Watercrest at Mansfield)
117.CHP Wausau WI Senior Living Owner, LLC
118.CHP Yakima WA II JV Member, LLC
119.CHP Yakima WA II Owner, LLC
120.CHP Yakima WA II Tenant Corp. (d/b/a Fieldstone OrchardWest)
121.CHP Yakima WA Owner, LLC
122.CHP Yakima WA Tenant Corp. (d/b/a Fieldstone Memory Care)
123.CHP Yelm-Rosemont WA Owner, LLC

124.CHP Yelm-Rosemont WA Tenant Corp. (d/b/a Prestige Senior Living Rosemont)
125.CHT Aberdeen SD Senior Living, LLC
126.CHT Billings MT Senior Living, LLC
127.CHT Brookridge Heights MI Owner, LLC
128.CHT Brookridge Heights MI Tenant Corp.
129.CHT Casper WY Senior Living, LLC
130.CHT Council Bluffs IA Senior Living, LLC
131.CHT Curry House MI Owner, LLC
132.CHT Curry House MI Tenant Corp.
133.CHT Decatur IL Senior Living, LLC
134.CHT GCI Partners I, LLC
135.CHT Grand Island NE Senior Living, LLC
136.CHT Harborchase Assisted Living Owner, LLC
137.CHT Harborchase TRS Tenant Corp. (d/b/a Harborchase of Villages Crossing)
138.CHT Lima OH Senior Living, LLC
139.CHT Mansfield OH Senior Living, LLC
140.CHT Marion OH Senior Living, LLC
141.CHT Symphony Manor MD Owner, LLC
142.CHT Symphony Manor MD Tenant Corp.
143.CHT Tranquility at Fredericktowne MD Owner, LLC
144.CHT Tranquility at Fredericktowne MD Tenant Corp.
145.CHT Windsor Manor AL Holding, LLC
146.CHT Windsor Manor TRS Corp.
147.CHT Woodholme Gardens MD Owner, LLC
148.CHT Woodholme Gardens MD Tenant Corp.
149.CHT Zanesville OH Senior Living, LLC
150.Grinnell IA Assisted Living Owner, LLC
151.Grinnell IA Assisted Living Tenant, LLC
152.Indianola IA Assisted Living Owner, LLC
153.Indianola IA Assisted Living Tenant, LLC
154.Nevada IA Assisted Living Owner, LLC
155.Nevada IA Assisted Living Tenant, LLC
156.Vinton IA Assisted Living Owner, LLC
157.Vinton IA Assisted Living Tenant, LLC
158.Webster City IA Assisted Living Owner, LLC
159.Webster City IA Assisted Living Tenant, LLC
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